                                                                    EXHIBIT 99.1

AT AUTOBYTEL.COM:
Amit Kothari, Vice President, Corporate Controller infoearnings@autobytel.com
949/862-1362
Melanie Webber, Director, Corporate Communications melaniew@autobytel.com
949/862-3023

                AUTOBYTEL.COM REPORTS FIRST QUARTER 2001 RESULTS
 Net Loss Cut in Half, Operating Loss Declines Significantly on Stable Revenue,
       Placing Company on Path to Profitability for Third Quarter of 2001

IRVINE, CA -APRIL 26, 2001- Autobytel.com (Nasdaq: ABTL) today reported financial results for the quarter ended March 31, 2001.

Revenue for the first quarter was $16.7 million, up 10 percent from revenue of $15.1 million in the same quarter of the prior year, and down 1 percent sequentially from revenue of $16.8 million in the quarter ended December 31, 2000. In the quarter, for the first time, we recognized $1.4 million related to an automotive consulting project. The portion of total revenue from international fees and licenses and from services such as finance, insurance and web site development was 14 percent for the quarter.

The operating loss in the quarter declined to $5.3 million, compared with an operating loss of $9.6 million in the same quarter a year ago, and an operating loss of $6.7 million in the quarter ended December 31, 2000. It was the third consecutive quarter Autobytel.com significantly lowered its operating loss.

The net loss in the first quarter was $4.1 million, or $0.20 per share, compared with a net loss of $8.1 million, or $0.42 per share, in the same quarter of the prior year, and with a net loss of $3.3 million, or $0.16 per share, in the quarter ended December 31, 2000.

As of March 31, 2001, Autobytel.com's cash and cash equivalents were $75.1 million, including $34.6 million that is reserved for the operation of Autobytel Europe. The Company used $6.9 million in cash in the first quarter.

"In light of the difficult economic environment, we continue to be pleased with our results and progress," said Mark Lorimer, president and CEO of Autobytel.com. "We maintained stable revenue and significantly reduced our operating loss and cost of customer acquisition by aligning our marketing costs and other expenses with the current opportunities in the marketplace."

Autobytel.com Reports First Quarter Results
April 26, 2001
Page 2


OUTLOOK FOR 2001

The Company is providing the following guidance for the second quarter of 2001: revenue in the range of $16.0 to $16.5 million, with a per share loss in the range of $0.09 to $0.11. "We expect to continue to lower our customer acquisition cost, and take further steps to decrease overall expenses," said Lorimer. "Those steps may include continued reduction in advertising, marketing and other costs, and renegotiation of supplier and portal relationships on more favorable terms."

"Given an uncertain outlook for both the auto industry and e-commerce in general, and our potential combination with Autoweb, we lack sufficient visibility to provide specific revenue and EPS guidance for the third and fourth quarters at this time," said Lorimer. "However, as a result of our success in reducing costs, we moved closer to our goal of profitability, which we expect to achieve in the third quarter of this year. Our strong cash position, increasingly efficient operations, and market leadership position should allow us to aggressively pursue opportunities as the market improves."

FIRST QUARTER HIGHLIGHTS

According to Lorimer, two recent developments highlight the Company's market leadership position.

"Our recent agreement to combine with Autoweb, which we expect to close early in the third quarter, will not only expand our market share lead and extend our dealer network, it should make Autobytel.com a leader in automotive information services and provide us with significant manufacturer relationships," he said. "Furthermore, we reiterate our belief that the combined companies will achieve profitability in the third quarter."

"Also, our recent agreement with General Motors to test the locate-to-order business model in the Washington, D.C. market demonstrates our unique ability to partner with and provide valuable services to the auto manufacturers," continued Lorimer. "We believe that our brand and marketing strengths, technology development expertise, and ability to work with dealer networks through training, management and customer services make Autobytel.com an attractive partner for others in the industry, potentially providing a source of high margin growth in the future."

CONFERENCE CALL

A conference call to discuss first quarter 2001 financial results will be web cast live on Thursday, April 26, 2001, at 4:30 PM EDT. Links to the web cast conference call follow:

http://www.videonewswire.com/AUTOBYTEL/042601/

http://www.vcall.com/NASApp/VCall/EventPage?ID=73440

Replays will be available at both links for 90 days. A replay of the call will also be available through May 26, 2001 by dialing (800) 642-1687 or (706) 645-9291, code #790546

Autobytel.com Reports First Quarter Results
April 26, 2001
Page 3


ABOUT AUTOBYTEL.COM INC.

autobytel.com inc. (Nasdaq:ABTL), the global leader in online automotive commerce, brings car buyers, owners, and sellers together in a trusted environment, empowered by the Internet. Through its extensive automotive content and multiple purchasing, financing, insurance and service options, Autobytel.com offers consumers choice and peace of mind throughout the automotive lifecycle, while providing its network of accredited dealers and automotive services partners the most efficient way to reach online car buyers and owners. Autobytel.com and its wholly-owned subsidiary, A.I.N. Corporation (Carsmart), have a network of dealers nationwide and are the seventh largest generator of automotive sales in the United States, just behind GM, Ford, DaimlerChrysler, Toyota, Honda and Nissan. Autobytel.com has been ranked #1 in Dealer Satisfaction with Online Buying Services for three years in a row by J.D. Power and Associates.(1) Autobytel.com's low-cost, no-haggle car-buying program is available in the U.S., Canada (www.autobytel.ca), the United Kingdom (www.autobytel.co.uk), Sweden (www.autobytel.se), Netherlands (www.autobytel.nl), Japan (www.autobytel-japan.com), Australia (www.autobytel.com.au) and Spain (www.autobytel.es). Headquartered in Irvine, California, Autobytel.com is recognized as the company that transformed the $1 trillion new car industry when it invented online car buying.

-----------------
(1) J.D. Power and Associates 1998 - 2000 Dealer Satisfaction With Online Buying Services Studies(SM). 2000 study conducted among dealership Internet specialists who completed 2,144 evaluations of individual services. www.jdpower.com.

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel.com undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, increased or unexpected competition, the failure to realize anticipated synergies related to the proposed merger with Autoweb, failure to obtain required stockholder or regulatory approvals or the merger not closing for any other reason, failure of the combined company to retain and hire key employees, difficulties in successfully integrating the parties' businesses and technologies and other matters disclosed in Autobytel.com's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2000, and other reports on file with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

                           AUTOBYTEL.COM INC.

                      CONSOLIDATED BALANCE SHEETS
        (Amounts in thousands, except share and per share data)

                                 ASSETS

                                                           March 31,    December 31,
                                                             2001           2000
                                                           ---------    -----------
Current assets:
  Cash and cash equivalents, includes restricted
    amounts of $16,028 and $15,029, respectively           $  75,082     $  81,945
  Accounts receivable, net of allowance for
    doubtful accounts of $1,821 and $1,494,
    respectively                                               7,405         6,638
  Prepaid expenses and other current assets                    3,481         4,127
                                                           ---------     ---------
         Total current assets                                 85,968        92,710
Property and equipment, net                                    2,031         2,537
Investments                                                    1,165         1,353
Goodwill, net                                                 23,334        23,755
Capitalized software in process                                5,603         3,338
Notes receivable                                                 639           530
Other assets                                                      84            86
                                                           ---------     ---------
         Total assets                                      $ 118,824     $ 124,309
                                                           =========     =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                         $  10,176     $   9,828
  Accrued expenses                                             6,175         7,519
  Deferred revenues                                            5,862         6,360
  Customer deposits                                              204           185
  Other current liabilities                                    1,429           371
                                                           ---------     ---------
    Total current liabilities                                 23,846        24,263
  Other long-term liabilities                                     --            47
                                                           ---------     ---------
    Total liabilities                                         23,846        24,310

Minority interest                                              8,787         8,193

Commitments and contingencies

Stockholders' equity:
  Common stock, $0.001 par value; 200,000,000 shares
  authorized; 20,364,070 and 20,336,083 shares issued
  and outstanding, respectively                                   20            20
  Warrants                                                     1,332         1,332
  Additional paid-in capital                                 187,380       186,097
  Accumulated other comprehensive loss                        (2,838)          (16)
  Accumulated deficit                                        (99,703)      (95,627)
                                                           ---------     ---------
    Total stockholders' equity                                86,191        91,806
                                                           ---------     ---------
    Total liabilities and stockholders' equity             $ 118,824     $ 124,309
                                                           =========     =========

                               AUTOBYTEL.COM INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands, except share and per share data)

                                                      Three Months Ended March 31,
                                                     -----------------------------
                                                         2001              2000
                                                     -----------       -----------
Revenue                                              $    16,653       $    15,100

Operating expenses:
  Sales and marketing                                     13,346            16,874
  Product and technology development                       3,988             5,033
  General and administrative                               3,604             2,766
  Restructuring costs                                        992                --
                                                     -----------       -----------
    Total operating expenses                              21,930            24,673
                                                     -----------       -----------
  Loss from operations                                    (5,277)           (9,573)
Interest income, net                                       1,150             1,515
Foreign currency exchange gain (loss)                        717                --
Equity losses in unconsolidated subsidiary                  (500)               --
                                                     -----------       -----------
  Loss before minority interest losses and
    provision for income taxes                            (3,910)           (8,058)
Minority interest losses                                    (128)               --
                                                     -----------       -----------
  Loss before provision for income taxes                  (4,038)           (8,058)
Provision for income taxes                                    38                20
                                                     -----------       -----------
      Net loss                                       $    (4,076)      $    (8,078)
                                                     ===========       ===========

Basic and diluted net loss per share                 $     (0.20)      $     (0.42)
                                                     ===========       ===========
Shares used in computing basic and
  diluted net loss per share                          20,354,430        19,263,638
                                                     ===========       ===========


                                       5